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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                         STATE OR JURISDICTION
                                                            OF ORGANIZATION

McDATA Foreign Sales Corporation                                Barbados
McDATA Technology Systems LIMITED                               Ireland